Exhibit 107

Calculation of Filing Fee Tables

FORMS-8
(Form Type)

AMERICAN SOFTWARE, INC.
(Exact Name of Registrant as Specified in its Charter)

Table I· Newlv Ree:istered Securities

Security Tvoe	Security Class Title (1)	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate OtTerine: Price	Fee Rate	Amount of Registration Fee
Equity	Common stock. par value $0.10 per share	457{h)	1.400,000	$10.30(2)	$14,420,000	$147.60 per $1,000,000	$2,128.39
Total Offering Amounts					$14,420,000		$2,128.39
Total Fee Offsets							0.00
Net Fee Due							$2,128.39
(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Fonn S-8 (this "Registration Statement") shall also cover any additional shares of common stock, par value $0.10 per share (the "Common Stock") of American Software, Inc. (the "Registrant") that become issuable under the American Software, Inc. 2024 Equity Compensation Plan, as amended (the "2024 Plan").

(2)    Estimated in accordance with Rule 457(h) of the Securities Act based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Select Market on August 22, 2024.

4882-9617-3787vl 2907554-000004 08/22/2024